Exhibit 15.2

Consent of independent registered public accounting firm

We consent to the incorporation by reference in Registration Statement No. 333-200788 on Form S-3 and Registration Statement No. 333-210057 on Form S-8 of our report dated February 17, 2015 relating to the consolidated financial statements of Orange and subsidiaries as of and for the year ended December 31, 2014, appearing in this Annual Report on Form 20-F for the year ended December 31, 2016.

/s/ DELOITTE & ASSOCIES

Neuilly-sur-Seine

April 7, 2017